Exhibit 99.1

Press Release

3/28/2014

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

•	4Q homebuilding revenue of $21.2 million compared to $2.1 million in 4Q last year

•	4Q net income from continuing operations of $1.2 million compared to net loss of $(2.1) million in 4Q last year

•	Net new orders for 2013 increased 147% to 126 units, compared to 51 units in 2012

•	Backlog at year-end 2013 of 28 units valued at $12.3 million, compared to 9 units valued at $5.4 million at year-end 2012

•	Community count increased to 11 at year-end 2013 from five at year-end 2012

•	Comstock’s pipeline of controlled land inventory expanded to 493 lots at year-end 2013 from 354 lots at year-end 2012.

Reston, Virginia (March 24, 2014) – Comstock Holding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”), a leading homebuilding and multi-faceted real estate development and services company focused on the Washington, D.C. metropolitan area, today announced results for the fourth quarter and full year ended December 31, 2013.

“As expected, we resumed growth and regained operating profitability in 2013. Homebuilding revenue, settlements, average settlement prices, gross margin, overhead leverage and net income from continuing operations all improved substantially, reflecting improving economic conditions and growing demand for new homes in our core market of Washington, DC.,” said Chairman and CEO Christopher Clemente. “Our success in more than doubling our open community count, from five at year-end 2012 to 11 at year-end 2013 contributed to the significant increase of net new orders for the year.

“With additional communities planned for opening in 2014 and a growing pipeline of controlled land inventory, Comstock is well positioned to capitalize further on the favorable market trends in the Washington, D.C. region and to generate another year of growth. Although unusually harsh winter conditions will have an impact on deliveries and revenue in the first quarter of this year, new orders YTD have kept pace with 2013 and currently our backlog is above year-ago levels, giving us confidence that we will achieve our objective of continuing the pattern of growth that began with 2013.”

Fourth-Quarter and Full Year 2013 Financial Results

Net new orders of homes increased to 22 for the three months ended December 31, 2013 from 4 in the same period last year. For the year ended December 31, 2013, net new orders increased to 126 from 51 in 2012. Backlog totaled 28 units (representing $12.3 million in revenue) as of December 31, 2013 compared to 9 units (representing $5.4 million in revenue) as of December 31, 2012. Average backlog price decreased in 2013 to $441,000 from $602,000 in the same period last year, as a result of changes in product mix.

Total revenue for the fourth quarter of 2013 was $21.3 million ($21.2 million from 44 home settlements) compared to $2.6 million ($2.1 million from 4 home settlements) for the fourth quarter of 2012. The Company reported net income from continuing operations of $1.2 million for the fourth quarter of 2013 compared to a net loss from continuing operations of $(2.1) million for the same period in 2012. In the fourth quarter of 2013, net loss attributable to the Company totaled $(1.2) million, or $(0.07) per diluted share, compared to $(2.0) million, or $(0.09) per diluted share, in the same period in 2012. Included in net income from continuing operations and net loss attributable to the Company in 2013 was a $1.1 million write-off of costs related to a cancelled land purchase agreement. Excluding this write-off for the fourth quarter of 2013, net income from continuing operations and net loss attributable to the Company was $2.3 million and $(0.1) million, respectively.

For the year ended December 31, 2013, total revenue was $54.6 million ($53.8 million from 107 home settlements) compared to $14.3 million ($11.6 million from 45 settlements) for 2012. Net loss attributable to the Company totaled $(2.0) million, or $(0.10) per diluted share, compared to $(5.7) million, or $(0.28) per share for 2012.

Backlog and 2013 Revenue Update (see Exhibit 1)

As of December 31, 2013, the Company had a total backlog of 28 units representing $12.3 million in revenue. Total revenue settled was $53.8 million, representing 107 units. Backlog detail by community is as follows:

• Hampshires	73 townhome lots and 38 single-family lots in the Lamond Riggs neighborhood in northeast Washington, D.C. As of December 31 2013, there were two single-family units and five townhomes units in backlog, with average revenue of $740,000 and $493,000, respectively.

• Shady Grove	36 townhome lots, 3 single-family lots and 117 multi-family lots across the street from the Shady Grove Metro station in Rockville, MD (Montgomery County). As of December 31, there were six townhome units in backlog with average revenue of $590,000.

• Falls Grove	110 townhome lots and 19 single-family lots off Route 28 in Manassas, VA (Prince William County). As of December 31, there were 11 units in backlog with average revenue of $295,000.

• Eastgate	66 finished “six-plex” lots in Chantilly, VA (Loudoun County). During 2013, the Company settled 53 units and 4 units were in backlog as of December 31, 2013 with average revenue of $398,000.

• Maxwell Square	45 finished townhome lots in the Historic district of downtown Fredrick, MD (Frederick County). Closing on the property took place in September 2013. Construction and sales began during the first quarter of 2014.

• Hall Crest	42 townhome lots in Sterling, VA (Loudoun County). Closing on the property took place in September 2013. Development, construction, and sales are anticipated to begin in the second quarter of 2014.

• Oaks of Highlands	24 finished single-family lots located in Fredericksburg, VA (Stafford County). Closing on the property took place in December 2013. Construction and sales activities are anticipated to begin in mid 2014.

Recent Developments

•	In December 2013, the Company raised approximately $4.0 million of equity capital through a newly formed subsidiary, Comstock Investors VIII, L.C. (“Comstock VIII’). The private placement provides capital related to the current and planned construction of The Townes at Hall Crest in Sterling, VA and the Maxwell Square condominium in Frederick, MD. Accredited investors participating in Comstock VIII include unrelated third parties as well as members of the Company’s management team and certain members of the Board of Directors of the Company. The terms of the offering include a preferred return of 20% per annum compounded annually on capital account balances.

•	On December 31, 2013, the Company completed a $9.2 million financing with Cardinal Bank consisting of a $3.7 million acquisition and development loan, a $3.5 million revolving construction loan and a $2.0 million letter of credit facility (collectively, the “Hall Cardinal Loan”). Proceeds of the Hall Cardinal Loan are to be used to finance the development of the Townes at Hall Crest in Sterling, VA.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and more than 5,500 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2013. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

Investor Relations Contact:

Jody Burfening / Harriet Fried/

LHA

212.838.3777

hfried@lhai.com

SOURCE: Comstock Holding Companies, Inc.

Exhibit 1

Settled Revenue by Community

Three Months Ended Dec. 31, 2013 (000s)

Community	Settled	Settled Revenue
Eastgate Villas	29	$11,620
The Hampshires - Singles	7	5,103
The Hampshires - Towns	8	4,490
Penderbrook Square (Sold Out Q1)	—	—
The Eclipse (Sold Out Q2)	—	—

Total	44	$21,213

Twelve Months Ended Dec. 31, 2013 (000s)

Community	Settled	Settled Revenue
Eastgate Villas	53	$20,504
The Hampshires - Singles	20	14,787
The Hampshires - Towns	13	7,246
Penderbrook Square (Sold Out Q1)	2	365
The Eclipse (Sold Out Q2)	19	10,904

Total	107	$53,806

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$11,895	$3,539
Restricted cash	2,458	3,203
Trade receivables	346	1,611
Real estate inventories	39,843	27,781
Property, plant and equipment, net	243	222
Other assets	2,094	2,343

TOTAL ASSETS	$56,879	$38,699

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$7,506	$4,691
Notes payable—secured by real estate inventories	22,701	19,492
Notes payable—due to affiliates, unsecured	4,687	5,041
Notes payable—unsecured	2,580	3,096
Income taxes payable	346	—

TOTAL LIABILITIES	37,820	32,320

Commitments and contingencies	—	—
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 18,445,638 and 17,627,826 issued and outstanding, respectively	186	176
Class B common stock, $0.01 par value, 2,733,500 shares authorized, issued and outstanding	27	27
Additional paid-in capital	170,811	170,070
Treasury stock, at cost (426,633 shares Class A common stock)	(2,480)	(2,480)
Accumulated deficit	(164,379)	(162,349)

TOTAL COMSTOCK HOLDING COMPANIES, INC. EQUITY	4,165	5,444
Non-controlling interest	14,894	935

TOTAL EQUITY	19,059	6,379

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,879	$38,699

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
	(unaudited)
Revenues
Revenue—homebuilding	$21,212	$2,154	$53,806	$11,633
Revenue—other	60	486	808	2,669

Total revenue	21,272	2,640	54,614	14,302
Expenses
Cost of sales—homebuilding	16,329	1,543	41,596	9,692
Cost of sales—other	252	533	808	3,484
Impairment charges and write-offs, net	1,070	—	348	2,358
Sales and marketing	541	159	1,975	624
General and administrative	1,761	2,334	6,735	8,034
Interest, real estate taxes and indirect costs related to inactive projects	3	153	408	2,135

Operating income (loss)	1,316	(2,082)	2,744	(12,025)
Other income, net	68	26	267	18

Income (loss) before income tax (expense) benefit	1,384	(2,056)	3,011	(12,007)
Income tax (expense) benefit	(149)	6	(346)	2,484

Net income (loss) from continuing operations	1,235	(2,050)	2,665	(9,523)
Discontinued operations:
Income (Loss) from discontinued operations	—	14	(4)	(98)
Gain on sale of real estate from discontinued operations	—	—	—	6,466
Income tax expense from discontinued operations	—	(6)	—	(2,484)

Net income from discontinued operations	—	8	(4)	3,884
Net income (loss)	1,235	(2,042)	2,661	(5,639)
Less: Net income (loss) from continuing operations attributable to non-controlling interests	2,411	(37)	4,691	(77)
Less: Net income from discontinued operations attributable to non-controlling interests	—	—	—	103

Net loss attributable to Comstock Holding Companies, Inc.	$(1,176)	$(2,005)	$(2,030)	$(5,665)

Basic (loss) income per share from:
Continuing operations	$(0.06)	$(0.11)	$(0.10)	$(0.47)
Discontinued operations	—	0.01	—	0.19

Net loss per share	$(0.06)	$(0.10)	$(0.10)	$(0.28)

Diluted (loss) income per share from:
Continuing operations	$(0.06)	$(0.11)	$(0.10)	$(0.47)
Discontinued operations	—	0.01	—	0.19

Net loss per share	$(0.06)	$(0.10)	$(0.10)	$(0.28)

Basic weighted average shares outstanding	20,753	19,970	20,681	19,970
Diluted weighted average shares outstanding	20,753	19,970	20,681	19,970
Net loss attributable to Comstock Holding Companies, Inc.:
Loss from continuing operations	$(1,176)	$(2,013)	$(2,026)	$(9,446)
Income (loss) from discontinued operations	—	8	(4)	3,781

Net loss	$(1,176)	$(2,005)	$(2,030)	$(5,665)

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except per share data)

	For the three months ended December 31,
	2013	2012
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,235	$(2,042)
Adjustment to reconcile net income to net cash used in operating activities
Amortization of loan discount and deferred financing fees	62	49
Depreciation expense	23	15
Provision for bad debt	—	60
Undistributed earnings from unconsolidated joint venture	(43)	—
Impairment charges and write-offs, net	970	—
Amortization of stock compensation	91	519
Changes in operating assets and liabilities:
Restricted cash	249	(3)
Trade receivables	1,535	(361)
Real estate inventories	(1,588)	(10,138)
Other assets	(106)	100
Accrued interest	261	101
Accounts payable and accrued liabilities	(1,191)	989
Income taxes payable	149	—

Net cash provided by (used in) operating activities	1,647	(10,711)

Cash flows from investing activities:
Purchase of property, plant and equipment	(16)	(52)
Release of insurance deposit	1,000	—

Net cash provided by (used in) investing activities	984	(52)

Cash flows from financing activities:
Proceeds from notes payable	15,058	11,324
Payments on notes payable	(11,795)	(2,229)
Loan financing costs	(55)	(180)
Distributions to non-controlling interests	(1,997)	—
Contributions from non-controlling interests	4,000	945
Taxes paid related to net share settlement of equity awards	(135)	—

Net cash provided by financing activities	5,076	9,860

Net increase (decrease) in cash and cash equivalents	7,707	(903)
Cash and cash equivalents, beginning of period	4,188	4,442

Cash and cash equivalents, end of period	$11,895	$3,539

Supplemental disclosure for non-cash activity:
Interest paid, net of interest capitalized	$28	$(82)
Reduction in proceeds from sale of Cascades Apartment and increase in other assets related to amounts placed in escrow upon settlement of Cascades Apartments sale	$—	$—
Increase in class A common stock par value in connection with issuance of stock compensation and warrants exercise	$2	$—
Increase in treasury stock and accrued liabilities for net-settlement of stock compensation	$—	$41